EXHIBIT 10

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into this ___ day of August, 2008, by and among Avitar Inc., Avitar Technologies, Inc., Avitar Industries, Inc., and Avitar Diagnostics, Inc., Delaware corporations (collectively, the “Seller”), and Carwild Corporation (the “Buyer"), a Delaware corporation.

RECITALS

A.           Seller is engaged in, among other things, the manufacture and sale of hydrophilic medical grade foam (the “Business”).

B.           Buyer desires to acquire the assets and related intellectual property associated with the Business from Seller and Seller desires to sell such assets and related intellectual property to Buyer under the terms specified in this Agreement.

ACCORDINGLY, the parties agree as follows:

ARTICLE I
ASSETS TO BE CONTRIBUTED BY SELLER

1.1.           Assets Contributed by Seller. Upon the terms and subject to the conditions set forth in this Agreement, at Closing (as defined in Article 6 below), Seller shall sell to Buyer and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to all of the Purchased Assets (defined below).  The Purchased Assets shall be sold, conveyed and delivered to Buyer free and clear of all liens, claims, charges and encumbrances of any kind (each, an “Encumbrance” and together, “Encumbrances”).  As used in this Agreement, the term “Purchased Assets” shall mean and include the assets identified on Exhibit 1.1 attached hereto, and the following (including all goodwill associated therewith):

A.           Assumed Contracts.  All of Seller’s right and interest in, to and under those contracts, commitments, agreements, purchase orders, understandings and obligations, whether oral or written, between Seller and its Customers (as defined in Section 1.1(B) below) (the “Assumed Contracts”).

B.           Customer/Supplier Lists.  Any and all lists however kept, of those customers (each a “Customer” and together, the “Customers”) and suppliers (each a “Supplier” and together, the “Suppliers”) of Seller that acquired any product or services from, sold any product or services to, or entered into contracts to acquire any product or services from or to provide any product or services to, Seller relating to the Business.

C.           Permits.  To the extent legally assignable to Buyer, those permits, authorizations, franchises, licenses, consents, approvals, exemptions, classifications and certificates of any regulatory, administrative or other governmental agency or body held by Seller in connection with the ownership and operation of the Purchased Assets (the “Permits”), including without limitation FDA 510k's, CE marks and ISO certification to be transferred to Buyer.

D.           Books and Records.  All papers, records and files in Seller’s care, custody or control relating exclusively to the Purchased Assets and the license and/or sale of Proprietary Rights as hereinafter defined, including, without limitation, all blueprints and specifications, sales records, maintenance and production records and plans and designs to the extent same exist and in whatever form stored (including electronic storage and access to such storage).

E.           Proprietary Rights.

1.           All of Seller’s right, title and interest in and to the following rights relating to the Business (collectively, the “Proprietary Rights”):

(a) all know how, inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents (including without limitation US Patent # 5,891,074 for Pressure Wound Dressing granted Apr. 6, 1999 (expired)), patent applications and patent disclosures, together with all reissuances, continuations, divisions, continuations-in-part, revisions, extensions and reexaminations thereof;
(b) all trademarks, trade names, service marks, trade dress, logos, slogans, together with all translations, adaptations, derivations and combinations thereof (including, without limitation, the following:
Trademark	Application or Registration No.	Country	Registration or Filing Date
HYDRAFOAM	1867977	Europe
HYDRAFOAM	GB2398747	UK
HYDRASORB	1,714,942	U.S.	1992-09-15

(c) all copyrightable works, all copyrights including all applications, registrations and renewals in connection therewith;
(d) all mask works and all applications, registrations and renewals in connection therewith;
(e) all trade secrets and confidential business information, including ideas, research and development, know-how, formulas, composition, manufacturing and production processes and techniques, technical data, drawings, specifications, pricing and cost information and business and marketing plans and proposals;
(f) all advertising and promotional materials;
(g) any and all computer software, computer programs, computer servers, databases and other intellectual property of any kind, including without limitation the website under the domain name of  http://hydrasorbwounddressings.com/_mgxroot/page_10740.html;
(h) all other proprietary rights including, without limitation, moral rights and waivers of such rights by others; and
(i) any and all goodwill associated with the foregoing.

2.           Notwithstanding anything to the contrary contained in this Agreement, upon consummation of the transactions contemplated hereunder, Buyer shall have the right to sue for any past infringements (including, without limitation, the right to sue and recover damages, attorney’s fees and costs) of any and all of the Proprietary Rights assigned hereunder as if standing in the stead and place of Seller.

1.2           Excluded Assets.  Notwithstanding anything to the contrary contained in this Agreement, with the exception of the Purchased Assets, Seller shall retain and Buyer shall not acquire any other assets owned or used by Seller in the conduct of the Business or otherwise, including without limitation accounts receivable of Seller relating to the Business or otherwise (the “Excluded Assets”).

ARTICLE 2
PURCHASE PRICE FOR PURCHASED ASSETS

2.1           Purchase Price.    In accordance with the provisions of the Asset Purchase Escrow Agreement dated July 24, 2008 (the Escrow Agreement”), by and among the Buyer, Seller and Jacob A. Esher of Altman Riley Esher KLLP (“Escrow Agent”), the Buyer has deposited the purchase price for the Purchased Assets (the “Purchase Price”) in the amount of One Hundred and Seventy-Five Thousand U. S. Dollars ($175,000.00) with the Escrow Agent (the “Deposit”).  At the Closing, the Deposit shall be released from escrow and distributed as instructed by the Seller.

2.2           Allocation of Purchase Price. Buyer and Seller have agreed that after examining all relevant factors, a proper allocation of the purchase price shall be as set forth on Exhibit 2.2.

ARTICLE 3
EXCLUDED LIABILITIES

3.1           Excluded Liabilities.  Buyer shall not assume, discharge or become liable for any of the liabilities, obligations, debts, contracts or other commitments of Seller of any kind or nature whatsoever, known or unknown, fixed, accrued, contingent or otherwise, existing on, before or after the Closing Date or arising out of any transaction entered into, or any state of facts existing, on, before or after the Closing Date, which liabilities and obligations if ever in existence shall continue to be the liabilities and obligations of Seller (the “Excluded Liabilities”).  Seller shall hold Buyer harmless and indemnify Buyer from the Excluded Liabilities any and all claims, including without limitation rejected and returned goods, arising from the sales of goods by Seller on or before the date of the Closing.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

4.1           Organization, Standing and Power.  Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to own its properties and to carry on its business as now owned and operated by it.

4.2           Authority.  Seller has all requisite power and authority to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by such person in connection with the consummation of the transactions contemplated by this Agreement (collectively, the “Seller Agreements”), and to perform the transactions contemplated hereby and thereby.  The execution, delivery and performance of the Seller Agreements and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of the Seller.  The Seller Agreements have been or will be on or prior to the Closing Date duly executed and delivered by the Seller, and each constitutes the valid and binding obligation of such person, enforceable against such person in accordance with the terms of such Seller Agreements.

4.3           No Conflict or Breach.  The execution, delivery and performance of the Seller Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not: (A) conflict with or constitute a violation of the Articles of Incorporation or Bylaws of Seller; (B) conflict with or violate any law, statute, judgment, order, decree or regulation of any legislative body, court or administrative agency, governmental authority or arbitrator applicable to or relating to the Seller or the Purchased Assets; (C) conflict with or constitute a breach or default under any agreement or contract by which Seller is bound and/or by which the Purchased Assets may be affected; (D) require notice to or the consent approval or order of any federal, state, local or foreign governmental authority and/or other third party (including without limitation, the written consent of all third parties whose agreements are material to the ongoing operation of the Business) (each a “Consent”) under any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which the Seller is a party or by which Seller is bound and/or by which the Purchased Assets may be affected; or (E) create an Encumbrance on any of the Purchased Assets.

4.4           Brokers’ Fees.  Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

4.5           Title/Condition of Purchased Assets.  Seller has (or immediately prior to Closing shall have) and shall convey to Buyer at Closing good and marketable title to the Purchased Assets free and clear of all Encumbrances.  The Purchased Assets are in existence and are suitable for the purposes for which they are presently used.

4.6           Proprietary Rights.

A.           Seller has delivered to Buyer or made available for review by Buyer correct and complete copies of all material documentation or instruments embodying any Proprietary Rights (to the extent the same are in written format).

1.           All of the Proprietary Rights are valid and in full force and effect, except to the extent that any patents included in such Rights are noted as expired.

2.           Seller is the sole owner of the Proprietary Rights, and to Seller’s knowledge, each such Proprietary Right is free and clear of all Encumbrances.  Seller owns or has the right to use all Proprietary Rights, and all such Proprietary Rights are transferable to Buyer.  All Proprietary Rights will be owned or available for use by Buyer from and after the Closing on identical terms and conditions as used by Seller prior the Closing.

3.           To Seller’s knowledge, no Proprietary Right violates or infringes on any rights owned or held by any other person or entity, enforceable in the United States or elsewhere in the Territory, and Seller has no knowledge of any claim for any of the foregoing.  There is no pending or threatened claim or litigation against Seller or any other person or entity contesting the right of Seller to use, license or sell any of the Proprietary Rights, including, without limitation, claims of patent or trademark infringement, dilutions of famous marks, palming off, or unjust enrichment.

4.           To Seller’s knowledge, no patent, trademark, trade name, service mark, copyright, license, trade secret, invention, intellectual property right, know-how or other right presently being licensed, sold or employed by any person or entity violates or infringes on, or may violate or infringe on, any Proprietary Right.

4.8           Product Liability.  Seller has no knowledge of any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product or software manufactured or created by, or sold or delivered by Seller.

4.9           Accuracy and Completeness of Representations and Warranties.  Except as qualified herein, no representation or warranty made by Seller in this Agreement and no statement contained in any document or instrument delivered or to be delivered to Buyer pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a fact, or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

5.1           Organization.  Buyer is duly organized, validly existing and in good standing under the laws of Delaware and has all necessary power and authority to own its properties and to carry on its business as now owned and operated by it.

5.2           Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by Buyer in connection with the consummation of the transactions contemplated by this Agreement (collectively, the “Buyer Agreements”), and to perform the transactions contemplated hereby and thereby.  The execution, delivery and performance of the Buyer Agreements and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer.  The Buyer Agreements have been or will be on or prior to the Closing Date duly executed and delivered by Buyer, and each constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with the terms of such Buyer Agreements.

5.3           No Conflict or Breach.  The execution, delivery and performance of the Buyer Agreements; the consummation of the transactions contemplated hereby and thereby and the ownership or use of Buyer’s properties and the conduct of its business do not and will not: (A) conflict with or constitute a violation of the Articles of Incorporation or Bylaws of Buyer; (B) conflict with or violate any law, statute, judgment, order, decree or regulation of any legislative body, court or administrative agency, governmental authority or arbitrator applicable to or relating to Buyer; or (C) conflict with or constitute a breach or default under any agreement or contract by which Buyer is bound.

ARTICLE 6
THE CLOSING

Time and Place.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on August 12, 2008, or such other date and at such place and at such time as agreed upon by the parties (the “Closing Date”).  On the Closing Date, each of the parties shall execute and deliver all instruments necessary to consummate this Agreement, including without limitation a Bill of Sale substantially in the form of Exhibit 6.1 hereto, and the Buyer shall take possession of the Purchased Assets.

ARTICLE 7
MISCELLANEOUS PROVISIONS

7.1           Survival of Representations and Warranties.  All of the representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing hereunder for a period of time equal to the applicable statutes of limitations.

7.2           Expenses.  Each party hereto shall, individually, pay all costs and expenses incurred or to be incurred by any of them in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated hereby.

7.3           Effect of Headings.  The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

7.4           Entire Agreement; Modification.  This Agreement, together with all of the schedules and recitals furnished hereunder (which are hereby incorporated into and made part of this Agreement), constitute the sole and entire agreement among the parties pertaining to the subject matter contained herein, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties.

7.5           Waiver.  Any party hereto may waive, in writing, compliance by the other party of any of the covenants or conditions contained in this Agreement, except those conditions imposed by law.  No act, failure to act, practice or custom shall constitute an implied waiver of full compliance with any of the provisions hereof.  The granting of a written waiver pursuant to this Section shall apply, unless expressly set forth therein to the contrary, only to the specific incident of noncompliance with the specific provisions of this Agreement set forth therein.

7.6           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A party may execute this Agreement and transmit its signature by facsimile, which shall be fully binding, and the party taking such actions shall deliver a manually signed original as soon as is practicable.

7.7           Parties in Interest.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective successors and assigns, or is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

7.8           Binding Effect.  This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

7.9           Successors and Assigns.  Seller may not assign its rights or obligations under this Agreement.  Any assignment in violation of the foregoing shall be null and void.

7.10           Notices.

A.           Any notice, offer, demand, consent or other communication required or permitted to be given under any provision of this Agreement (a “Notice”) shall be deemed to have been sufficiently given for all purposes if it is in writing and it is (1) delivered personally to the party to whom such Notice is directed; (2) sent by first class mail, postage and charges prepaid; (3) sent by facsimile transmission; or (4) sent by email transmission as follow:

i.           If to Seller to:                           Avitar Inc.
                                65 Dan Road
Canton, MA 02021
Attention: Douglas W. Scott, President & COO
Facsimile: 781-821-4458

With a copy to:                                     Jacob A. Esher, Esq.
                                Altman Riley Esher LLP
100 Franklin Street
Boston, MA 02110
Facsimile:  (617) 449-9511
Email: esher@are-law.com

ii.           If to Buyer to:                         Carwild Corporation
3 State Pier Road
                                New London, CT 06320
Attention: Joel Wildstein, President
Facsimile: 860 442 5895

With a copy to:                     Richard S. Cody, Esq.
34 Church Street
Mystic, Connecticut 06355
Facsimile: 860 572 2044

B.           Except as otherwise expressly provided in this Agreement, any such Notice (1) delivered personally, shall be deemed given and received on the date so delivered; (2) sent by mail, shall be deemed given and received on the second (2nd) business day after the date on which the same was deposited in a regularly maintained receptacle for the deposit of the United States’ mail, addressed as provided above; (3) sent by facsimile transmission as provided above, shall be deemed given and received on the date sent by facsimile if sent during normal business hours, or on the next business day if sent after normal business hours, each as confirmed on the sender’s machine generated fax receipt; and (4) sent by email transmission as provided above, shall be deemed given and received on the date sent by email if sent during recipient’s normal business hours, or on the next business day if sent after normal business hours, each as confirmed on the sender’s computer generated email receipt.

C.           Any party to this Agreement may change its address, facsimile number or email address for purposes of this Agreement by giving the other party Notice of such change in the manner provided in this Section 7.10 for the giving of Notices.

7.11           Definitions.  All terms defined in this Agreement shall have such defined meanings when used in any schedule or any certificate or other document made or delivered pursuant thereto or thereto, unless otherwise defined therein.

7.12           Choice of Law and Forum.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of laws provision or rule.

7.13           Arbitration. In the event of any dispute with respect to the subject matter hereof, either the Buyer or the Seller may submit any such dispute to arbitration by notifying the other party hereto, in writing, of such dispute. Within ten (10) days after receipt of such notice, the Buyer and Seller shall designate in writing a sole arbitrator to resolve the dispute; provided that if the parties can not agree on an arbitrator within such ten (10) day period, the arbitrator shall be selected by the Boston, MA office of JAMS. The arbitrator so designated shall not be an associate, employee, consultant, officer, director or stockholder of any party hereto or any affiliate of any party to this Agreement. The arbitration shall be governed by the rules of JAMS; provided, that the Arbitrator shall have sole discretion with regard to the admissibility of evidence. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto. Any arbitration award may be entered in and enforced by any Court having jurisdiction thereover and the parties hereto consent and commit themselves to the jurisdiction of the Courts of the Commonwealth of Massachusetts for the purposes of enforcement of any arbitration award.

7.14           Termination.

A.           This Agreement and the transactions contemplated herein may be terminated at or prior to the Closing as follows:

(1)           By written consent of all parties.

(2)           By any party, upon the entry of a final non-appealable and permanent court order prohibiting the consummation of the transaction contemplated hereby.

B.           Upon a termination of this Agreement, each party will return to the other all documents and material obtained from the other in connection with the transaction contemplated by this Agreement.  Subject to Paragraph C below, termination of this Agreement under this Section 7.14 shall terminate all obligations of the parties hereunder

C.           Termination by Breach.                                                      If this Agreement shall terminate by reason of Buyer's breach of this Agreement, then Seller shall retain the Deposit as liquidated damages, which shall be Seller’s sole recourse for such breach, either at law or in equity.  If this Agreement shall terminate by reason of Seller's breach of this Agreement, then Buyer shall have the option of (i) seeking specific performance of this Agreement or (ii) receiving a refund of the Buyer's Deposit, in which case this Agreement shall be null and void and of no further force and effect.

(Signatures Appear on Following Pages)

IN WITNESS WHEREOF, each of the parties hereto has signed this Agreement or has caused the same to be signed by its duly authorized officer as of the date first above written.

SELLER
Avitar Inc.

By:
Title:

Avitar Technologies, Inc

By:
Title:

Avitar Industries, Inc.

By:
Title:

Avitar Diagnostics, Inc.

By:
Title:

BUYER
Carwild Corp.

By:
      Joel Wildstein, President

EXHBIT 1.1
SCHEDULE OF ASSETS

EXHIBIT 2.2
ALLOCATION OF PURCHASE PRICE

Equipment and other assets Listed on Exhibit 1.1:  $170,000.00_

All other assets: $5,000.00

EXHIB IT 6.1
BILL OF SALE

BILL OF SALE

In consideration of the sum of ONE HUNDERED AND SEVENTY-FIVE THOUSAND and 00/100 ($175,000.00) DOLLARS, the receipt and sufficiency of which is hereby acknowledged, Avitar Inc., Avitar Technologies, Inc., Avitar Industries, Inc., and Avitar Diagnostics, Inc. collectively, the “Seller”), hereby sells, assigns and transfers to Carwild Corporation (the “Buyer"), the assets identified on Exhibit 1.1 attached hereto, and the following (including all goodwill associated therewith) (the "Property"):

A.           Assumed Contracts.  All of Seller’s right and interest in, to and under those contracts, commitments, agreements, purchase orders, understandings and obligations, whether oral or written, between Seller and its Customers (as defined in Section 1.1(B) below) (the “Assumed Contracts”).

B.           Customer/Supplier Lists.  Any and all lists however kept, of those customers (each a “Customer” and together, the “Customers”) and suppliers (each a “Supplier” and together, the “Suppliers”) of Seller that acquired any product or services from, sold any product or services to, or entered into contracts to acquire any product or services from or to provide any product or services to, Seller relating to the Business.

C.           Permits.  To the extent legally assignable to Buyer, those permits, authorizations, franchises, licenses, consents, approvals, exemptions, classifications and certificates of any regulatory, administrative or other governmental agency or body held by Seller in connection with the ownership and operation of the Purchased Assets (the “Permits”), including without limitation FDA 510k's, CE marks and ISO certification to be transferred to Buyer.

D.           Books and Records.  All papers, records and files in Seller’s care, custody or control relating exclusively to the Purchased Assets and the license and/or sale of Proprietary Rights as hereinafter defined, including, without limitation, all blueprints and specifications, sales records, maintenance and production records and plans and designs to the extent same exist and in whatever form stored (including electronic storage and access to such storage).

E.           Proprietary Rights.

1.           All of Seller’s right, title and interest in and to the following rights relating to the Business (collectively, the “Proprietary Rights”):

(a) all know how, inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents (including without limitation US Patent # 5,891,074 for Pressure Wound Dressing granted Apr. 6, 1999 (expired)), patent applications and patent disclosures, together with all reissuances, continuations, divisions, continuations-in-part, revisions, extensions and reexaminations thereof;
(b) all trademarks, trade names, service marks, trade dress, logos, slogans, together with all translations, adaptations, derivations and combinations thereof (including, without limitation, the following:
Trademark	Application or Registration No.	Country	Registration or Filing Date
HYDRAFOAM	1867977	Europe
HYDRAFOAM	GB2398747	UK
HYDRASORB	1,714,942	U.S.	1992-09-15

(c) all copyrightable works, all copyrights including all applications, registrations and renewals in connection therewith;
(d) all mask works and all applications, registrations and renewals in connection therewith;
(e) all trade secrets and confidential business information, including ideas, research and development, know-how, formulas, composition, manufacturing and production processes and techniques, technical data, drawings, specifications, pricing and cost information and business and marketing plans and proposals;
(f) all advertising and promotional materials;
(g) any and all computer software, computer programs, computer servers, databases and other intellectual property of any kind, including without limitation the website under the domain name of http://hydrasorbwounddressings.com/_mgxroot/page_10740.html;
(h) all other proprietary rights including, without limitation, moral rights and waivers of such rights by others; and
(i) any and all goodwill associated with the foregoing.

Seller warrants and represents that it holds legal title to the Property, and that the undersigned has due authority to convey same.  Seller further warrants and represents that there are no liens, encumbrances, licenses, contracts, covenants or other restrictions of any kind (collectively, “Claims”) affecting the Buyer’s intended use of the Property, and Seller shall hold Buyer harmless from and indemnify Buyer against any such Claims.  Buyer represents and acknowledges that it has it has conducted its own examination and that Buyer has had sufficient opportunity to fully inspect the Property prior to closing and to review all records it believes pertinent to the operation of Seller.  Buyer has not relied on any representations made by Seller other than those specified herein.  Buyer has not relied on any representations by Seller with respect to revenue projections, profitability, investment return or any written or verbal statements of value and Buyer recognizes its obligation to make an independent judgment regarding future profitability.  Buyer further acknowledges that Seller has made no agreement or promise to repair or improve any of the equipment or Property, and that Buyer takes all such Property in the condition existing on the date of this Agreement, except as otherwise provided herein.

(Signatures Appear on Following Pages)

SELLER
                                                                                                                By:_________________________________
Authorized Officer on behalf of  Avitar Inc., Avitar Technologies, Inc., Avitar Industries, Inc., and Avitar Diagnostics, Inc.
Date:

BUYER
                                                                                                               By:_________________________________
Authorized Officer on behalf of Carwild Corporation
Date: